EXHIBIT 10.10

THIRD AMENDMENT

TO THE

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Amendment”) is approved as of October 30, 2020, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2013 Equity Incentive Plan (the “Plan”), adopted as of December 23, 2013. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.	Amendment.

14.9 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value up to the maximum statutory tax or similar charge required to be paid or withheld.

2.	Miscellaneous.

Except as amended hereby, the Plan remains in full force and effect.